CarParts.com Reports Second Quarter 2024 Results

TORRANCE, Calif. – July 30th, 2024 – CarParts.com, Inc. (NASDAQ: PRTS), a leading eCommerce provider of automotive parts and accessories, and a premier destination for vehicle repair and maintenance needs, is reporting results for the second quarter ended June 29, 2024.

Second Quarter 2024 Summary vs. Year-Ago Quarter

●	Net sales decreased to $144.3 million, down 18% from the year-ago quarter.
●	Gross profit of $48.4 million vs. $60.4 million, with gross margin of 33.5%.
●	Net loss was ($8.7) million, or ($0.15) per share, compared to a net loss of ($0.7) million, or ($0.01) per share.
●	Adjusted EBITDA of ($0.1) million vs. $6.3 million.
●	Cash of $34.1 million and no revolver debt.
●	Total cumulative mobile app downloads of 450,000, more than double the number from the beginning of the year.

Management Commentary

“Last quarter we discussed our emphasis on financial discipline and profitability by focusing on driving gross and net margins, accelerating efficiency and effectiveness to quickly deliver improved profitability; and achieving sustainable growth with strong long-term free cash flow.

In the second quarter, we made significant progress on gross margin and efficiencies, which reinforces our confidence that we’re on the right track. We are confident in our roadmap and our opportunity as a leading online retailer in a highly fragmented $400 billion automotive aftermarket market.

In the first half of the year, we updated our pricing and marketing acquisition strategies to target more profitable customers and generate higher gross margins. As a result, in the second quarter, we saw sequential margin improvement with product margins at 54.0%, up 210 bps from Q1. We expect Q3 to be sequentially higher.

We are forging on a path that we expect will result in achieving sustainable and significantly positive Adjusted EBITDA next year while working towards achieving a 6-8% Adjusted EBITDA margin and enhanced free cash flow generation in the medium term” said David Meniane, CEO.

Second Quarter 2024 Financial Results

Net sales in the second quarter of 2024 were $144.3 million, down 18% from the year-ago quarter. The decrease was primarily driven by deliberate price increases to drive gross margin expansion combined with softness in consumer demand.

Gross profit in the second quarter was $48.4 million compared to $60.4 million, with gross margin decreasing 70 basis points to 33.5%, but up sequentially from 32.4% in the first quarter of 2024. For fiscal year 2024, the Company is focused on driving gross margin expansion. This improvement was primarily driven by price increases and expanded branded gross margins, offset by higher year-over-year freight costs.

Total operating expenses in the second quarter were $57.1 million compared to $61.3 million in the year-ago quarter.

Net loss in the second quarter was ($8.7) million compared to a net loss of ($0.7) million in the year-ago quarter.

Adjusted EBITDA in the second quarter was ($0.1) million compared to $6.3 million in the year-ago quarter.

On June 29, 2024, the Company had a cash balance of $34.1 million and no revolver debt, compared to no revolver debt and a $51.0 million cash balance at prior fiscal year-end December 30, 2023.

2024 Outlook

For the full year 2024, we are targeting net sales and gross profit to remain within the range we had previously forecasted. The Company expects net sales at the low end in the range of $600 million to $625 million and gross margin to be 33%, plus or minus 100 basis points.

Conference Call

CarParts.com CEO David Meniane, CFO Ryan Lockwood and COO Michael Huffaker will host a conference call today to discuss the results, followed by a question-and-answer period.

Date: Tuesday, July 30, 2024

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast. A replay of the audio webcast will be archived on the Company’s website at www.carparts.com/investor.

About CarParts.com, Inc.

CarParts.com, Inc. is a technology-driven eCommerce company offering over 1 million high-quality automotive parts and accessories. Operating for over 25 years, CarParts.com has established itself as a premier destination for drivers seeking repair and maintenance solutions. Our commitment lies in placing the customer at the forefront of our operations, evident in our easy-to-use, mobile-friendly website and app. With a commitment to affordability and customer satisfaction, CarParts.com simplifies the automotive repair process, aiming to eliminate the uncertainty and stress often associated with vehicle maintenance. Backed by a robust company-operated fulfillment network, we ensure swift delivery of top-quality parts from leading brands to customers across the nation.

At CarParts.com, our global team is united by a shared vision: Empowering Drivers Along Their Journey.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA” in this earnings release and on today’s scheduled conference call, which are non-GAAP financial measures. Adjusted EBITDA consist of net (loss) income before (a) interest (income) expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; (f) workforce transition costs; and (g) distribution center costs. A reconciliation of Adjusted EBITDA to net (loss) income is provided below.

The Company believes that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as measures of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense as well as other items that we do not believe are representative of our ongoing operating performance. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use these non-GAAP measures as supplemental measures to evaluate the ongoing operations of companies in our industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth, our ability to innovate, our ability to gain market share, and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Ryan Lockwood, CFA

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net sales	$144.27	$176.98	$310.56	$352.47
Gross profit	$48.39	$60.44	$102.31	$122.99
	33.5%	34.2%	32.9%	34.9%
Operating expense	$57.12	$61.29	$117.56	$123.20
	39.6%	34.6%	37.9%	35.0%
Net (loss) income	$(8.69)	$(0.67)	$(15.17)	$0.38
	(6.0)%	(0.4)%	(4.9)%	0.1%
Adjusted EBITDA	$(0.12)	$6.30	$0.93	$15.67
	(0.1)%	3.6%	0.3%	4.4%

The table below reconciles net (loss) income to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net (loss) income	$(8,687)	$(671)	$(15,165)	$380
Depreciation & amortization	4,455	4,247	8,480	8,166
Amortization of intangible assets	13	9	21	20
Interest (income) expense, net	(68)	(221)	(205)	126
Income tax provision	27	141	125	282
EBITDA	$(4,260)	$3,505	$(6,744)	$8,974
Stock compensation expense	$3,328	$2,797	$5,910	$6,696
Workforce transition costs(1)	108	—	591	—
Distribution center costs(2)	706	—	1,177	—
Adjusted EBITDA	$(118)	$6,302	$934	$15,670

(1)	We incurred workforce transition costs, primarily related to severance, as part of our recent workforce reductions.
(2)	We incurred certain non-recurring costs, primarily overlapping rent expense, attributable to moving to our new Las Vegas, Nevada distribution center.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS

(Unaudited, In Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29,	July 1,	June 29,	July 1,
	2024	2023	2024	2023
Net sales	$144,270	$176,978	$310,559	$352,470
Cost of sales (1)	95,877	116,536	208,247	229,477
Gross profit	48,393	60,442	102,312	122,993
Operating expense	57,121	61,286	117,557	123,201
Loss from operations	(8,728)	(844)	(15,245)	(208)
Other income (expense):
Other income, net	354	639	791	1,553
Interest expense	(286)	(325)	(586)	(683)
Total other income, net	68	314	205	870
(Loss) income before income taxes	(8,660)	(530)	(15,040)	662
Income tax provision	27	141	125	282
Net (loss) income	(8,687)	(671)	(15,165)	380
Other comprehensive gain:
Foreign currency adjustments	—	—	87	—
Unrealized gain on deferred compensation trust assets	—	24	—	48
Total other comprehensive gain	—	24	87	48
Comprehensive (loss) income	$(8,687)	$(647)	$(15,078)	$428
Net (loss) income per share:
Basic net (loss) income per share	$(0.15)	$(0.01)	$(0.27)	$0.01
Diluted net (loss) income per share	$(0.15)	$(0.01)	$(0.27)	$0.01
Weighted-average common shares outstanding:
Shares used in computation of basic net (loss) income per share	56,851	56,532	56,677	55,789
Shares used in computation of diluted net (loss) income per share	56,851	56,532	56,677	58,028

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par Value Data)

	June 29,	December 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$34,065	$50,951
Accounts receivable, net	6,147	7,365
Inventory, net	109,289	128,901
Other current assets	8,154	6,121
Total current assets	157,655	193,338
Property and equipment, net	34,622	26,389
Right-of-use - assets - operating leases, net	29,530	19,542
Right-of-use - assets - finance leases, net	12,929	15,255
Other non-current assets	3,303	3,331
Total assets	$238,039	$257,855
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$62,701	$77,851
Accrued expenses	17,571	20,770
Right-of-use - obligation - operating, current	5,692	4,749
Right-of-use - obligation - finance, current	3,897	4,308
Other current liabilities	4,742	5,308
Total current liabilities	94,603	112,986
Right-of-use - obligation - operating, non-current	26,166	16,742
Right-of-use - obligation - finance, non-current	10,517	12,327
Other non-current liabilities	2,863	2,969
Total liabilities	134,149	145,024
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 57,088 and 56,303 shares issued and outstanding as of June 29, 2024 and December 30, 2023 (of which 3,786 are treasury stock)	61	60
Treasury stock	(11,912)	(11,912)
Additional paid-in capital	319,010	312,874
Accumulated other comprehensive income	870	783
Accumulated deficit	(204,139)	(188,974)
Total stockholders’ equity	103,890	112,831
Total liabilities and stockholders' equity	$238,039	$257,855

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Twenty-Six Weeks Ended
	June 29,	July 1,
	2024	2023
Operating activities
Net (loss) income	$(15,165)	$380
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	8,480	8,166
Amortization of intangible assets	21	20
Share-based compensation expense	5,910	6,696
Stock awards issued for non-employee director service	19	11
Stock awards related to officers and directors stock purchase plan from payroll deferral	4	—
Gain from disposition of assets	—	(75)
Amortization of deferred financing costs	32	32
Changes in operating assets and liabilities:
Accounts receivable	1,217	(1,090)
Inventory	19,613	22,286
Other current assets	(2,032)	(4)
Other non-current assets	15	60
Accounts payable and accrued expenses	(17,802)	28,630
Other current liabilities	(566)	925
Right-of-use obligation - operating leases - current	1,169	380
Right-of-use obligation - operating leases - long-term	(790)	(398)
Other non-current liabilities	(107)	342
Net cash provided by operating activities	18	66,361
Investing activities
Additions to property and equipment	(14,567)	(4,669)
Payments for intangible assets	(40)	—
Proceeds from sale of property and equipment	—	83
Net cash used in investing activities	(14,607)	(4,586)
Financing activities
Borrowings from revolving loan payable	127	117
Payments made on revolving loan payable	(127)	(117)
Payments on finance leases	(2,157)	(2,467)
Repurchase of treasury stock	—	(1,052)
Net proceeds from issuance of common stock for ESPP	202	221
Statutory tax withholding payment for share-based compensation	(429)	—
Proceeds from exercise of stock options	—	1,969
Net cash used in financing activities	(2,384)	(1,329)
Effect of exchange rate changes on cash	87	—
Net change in cash and cash equivalents	(16,886)	60,446
Cash and cash equivalents, beginning of period	50,951	18,767
Cash and cash equivalents, end of period	$34,065	$79,213
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$12,857	$—
Accrued asset purchases	$888	$408
Share-based compensation expense capitalized in property and equipment	$431	$411
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$48	$155
Cash paid during the period for interest	$586	$683
Cash received during the period for interest	$791	$557